Exhibit (c)(7)

PROJECT COMMODORE SPECIAL COMMITTEE DISCUSSION MATERIALS Saturday March 3, 2018

TABL EO FCO NT E NT S Section I Overview 2 II Market Perspective 6 III Valuation 15 IV Potential Strategic Alternatives 29 Appendix A Supplemental Information 38 B Additional Buyer Information 46 1

OVERVIEW 2

I NT RO DUCT I O N Commodore is a global leader in the design, manufacturing, marketing, distribution and licensing of branded lifestyle apparel & accessories - Diversified portfolio of leading owned and third-party brands with $3+ billion in global sales at retail Commodore continues to battle retail headwinds as consumer spending on apparel and accessories declines and specialty and department stores, core to Commodore’s distribution, have faced an unprecedented wave of bankruptcies and store closures - The Company has taken steps to increase its profitability including operational improvements, the addition of licensing agreements in adjacent categories and increased focus on top performing core brands Perry Ellis brand stores continue to perform well on a 4-Wall EBITDA basis, while Original Penguin and other brand stores have been less profitable Growth in the United States is stagnant and will need to come from international operations (particularly Europe); however, these markets are also facing retail challenges - - Commodore is trading at or near its 3-year median on an LTM EBITDA (8.8x) and one-year forward P/E (11.3x) multiple basis - Thinly covered by Wall Street, with low trading volume (90K shares daily), analysts generally remain neutral on the stock relative to the current price Management’s plan reflects renewed sales growth, stabilized gross margins, increasing SG&A leverage and reduced capex over the next three years - The current FY2018 – FY2021 plan projects a 6.5% net sales CAGR over the period along with an 12.6% CAGR for EBITDA and a 9.7% CAGR for EPS On February 6, 2018 George Feldenkreis filed a 13-D proposing a go-private transaction at $27.50 per share, with financing from Fortress Investment Group, representing a 21.6% premium to undisturbed price - The Special Committee has asked PJ SOLOMON to provide its perspectives on Commodore in context of the current strategic, trading and transaction environment PJ SOLOMON has considered a number of strategic alternatives for Commodore, including investing in organic growth, share repurchase, dividend, acquisitions or a sale / merger of the Company 3

SELECTED PROPOSED TRANSACTION TERMS

Based on Schedule 13-D filed on February 7, 2018 [(a)]

PJ SOLOMON

Acquiror	George Feldenkreis and Fortress Investment Group
Per Share Consideration	$27.50 in cash
Offer Premium to Undisturbed Price (2/5/18) [(a)]	21.6%
Implied Equity Value [(b)]	$433.4mm
Implied Enterprise Value [(c)]	$497.5mm
Financing	• Fortress Investment Group would consider committing $300 million of debt and/or equity financing; Fortress can commit 100% of the cash equity required to consummate the transaction • In the event George Feldenkreis sells his shares to a third party within six months from February 7, 2018, Fortress shall receive a profit sharing fee in cash in an amount equal to $1.0 million for each $1.00 of Share price in excess of $23.50 per Share, up to a maximum of $5.0 million
Response Deadline	March 10, 2018
Other	• If George Feldenkreis does not receive a favorable response from the Board to his proposal by the response deadline, he intends to evaluate all of his options as a stockholder of the Company and take appropriate action with respect to his investment • George Feldenkreis is seeking permission from the Board to allow Oscar Feldenkreis to join his investment group • Engaged SCOPE Advisors as financial advisor and Olshan Frome Wolosky LLP and Stearns Weaver Miller Weissler Alhadeff & Sitterson as legal counsel

(a) Letter dated as of February 6, 2018.
(b) Includes 15.7mm total shares outstanding and 0.05mm option equivalent shares utilizing treasury stock method as of November 24, 2017.
(c) LTM is based on cash of $26.5mm and total debt of $90.6mm as of October 28, 2017.

4

OFFER SUMMARY

SOLOMON

(Amounts in Millions, Except Per Share Data)

			Undisturbed 2/5/2018	Close on 2/28/18	Proposal
Stock Price			$22.62	$26.67	$27.50
Shares Outstanding (a)			15.7	15.7	15.7
Restricted Stock Units			0.0	0.0	0.0
Option Equivalent Shares (a)			0.0	0.1	0.1
Diluted Shares Outstanding			15.7	15.8	15.8
Total Equity Value			$356.0	$420.2	$433.4
Plus: Net Debt (b)			64.1	64.1	64.1
Total Enterprise Value			$420.1	$484.3	$497.5
Premium / (Discount) to:					
Undisturbed		$22.62	-- %	17.9 %	21.6 %
90-Day VWAP (c)		24.13	(6.3)	10.5	14.0
60-Day VWAP (c)		24.75	(8.6)	7.8	11.1
30-Day VWAP (c)		25.14	(10.0)	6.1	9.4
52-Week High		27.06	(16.4)	(1.4)	1.6
5-Year High		28.80	(21.5)	(7.4)	(4.5)
Enterprise Value as a Multiple of:					
Net Sales - Street	LTM (Oct.)	$851.7	49.3 %	56.9 %	58.4 %
	2018E	875.4	48.0	55.3	56.8
	2019E	900.0	46.7	53.8	55.3
EBITDA - Street	LTM (Oct.)	$55.1	7.6 x	8.8 x	9.0 x
	2018E	59.2	7.1	8.2	8.4
	2019E	63.8	6.6	7.6	7.8
Net Sales - Mgmt	2018A	$874.9	48.0 %	55.4 %	56.9 %
	2019E	873.3	48.1	55.5	57.0
EBITDA - Mgmt	2018A	59.2	7.1 x	8.2 x	8.4 x
	2019E	62.4	6.7	7.8	8.0
Price as a Multiple of:					
Diluted EPS - Street	2019E	$2.35	9.6 x	11.3 x	11.7 x
	2020E	2.47	9.2	10.8	11.1
Diluted EPS - Mgmt	2019E	$2.00	11.3 x	13.3 x	13.8 x
	2020E	2.44	9.3	10.9	11.3

Source: 'FY2019 (Budget v3)' and 'FY2020 and FY2021 (projection)' received from management on February 28, 2018.
Source: Median of Wall Street analysts' estimates as reported by ThomsonOne on February 28, 2018.
(a) Total shares outstanding of 15.7mm as of November 24, 2017. Includes 0.03mm-0.05mm option equivalent shares utilizing treasury stock method.
(b) Based on cash of $26.5mm and total debt of $90.6mm as of October 28, 2017.
(c) VWAP prior to February 5, 2018.

5

MARKET PERSPECTIVE 6

COMMODORE SUMMARY VALUATION AND CAPITALIZATION

(Amounts in Millions, Except Per Share Data)

Stock Information		
Stock Exchange		NasdaqGS
Stock Price as of 2/28/18		$26.67
52-Week Stock Price		
High	2/7/18	$27.06
Low	8/22/17	16.54
5-Year Stock Price		
High	12/9/16	$28.80
Low	2/25/14	12.93
Average Daily Volume (3 Mo.)		0.1
Shares Sold Short		0.6
Short Int. as % of Shares Out.		3.8%

Market Capitalization and Firm Value	
Stock Price as of 2/28/18	$26.67
Shares Outstanding (a)	15.7
Restricted Stock Units	0.0
Option Equivalent Shares (b)	0.1
Equity Value	$420.2
Plus: Total Debt	90.6
Plus: Minority Interest	–
Less: Cash & Cash Equivalents	(26.5)
Enterprise Value	$484.3

Beneficial Ownership by Category (c)	Beneficial Ownership	Percent of Total
George Feldenkreis	1,767.1	11.0%
Oscar Feldenkreis	1,175.8	7.3%
Other Insiders	608.7	3.8%
Top 10 Institutions	6,212.9	38.7%
Public and Other	6,279.7	39.1%
Total	16,044.3	100.0%

Financial Performance

	LTM	Management Proj. (d) 2018A	2019E	2020E
Net Sales	$851.7	$874.9	$873.3	$955.7
EBITDA	55.1	59.2	62.4	72.1
EPS	$1.85	$2.13	$2.00	$2.44
Enterprise Value as a Multiple of	LTM	2018A	2019E	2020E
Net Sales	0.6 x	0.6 x	0.6 x	0.5 x
EBITDA	8.8 x	8.2 x	7.8 x	6.7 x
P/E Ratios	14.4 x	12.5 x	13.3 x	10.9 x

	Wall Street Research (e) 2018E	2019E	2020E
Net Sales	$875.4	$900.0	$930.5
EBITDA	59.2	63.8	68.6
EPS	$2.12	$2.35	$2.47
5-Year EPS Growth			11.7%
Enterprise Value as a Multiple of	2018E	2019E	2020E
Net Sales	0.6 x	0.5 x	0.5 x
EBITDA	8.2 x	7.6 x	7.1 x
P/E Ratios:	12.6 x	11.3 x	10.8 x

Company Data

Reporting	
Fiscal Year End	Feb 3, 2018
LTM Date	Oct 28, 2017

Credit Statistics	As of Oct-17	As of Feb-18
Adjusted Debt / EBITDAR (f)	3.1 x	2.7 x
Total Debt / EBITDA	1.6 x	1.4 x
Net Debt / EBITDA	1.2 x	0.9 x
EBITDA / Interest, Net	7.7 x	9.1 x
Total Debt / Total Capitalization	21.3%	19.9%
Net Debt / Net Capitalization	16.1%	13.4%

(a) Shares outstanding as of November 24, 2017.
(b) Assumes the treasury stock method with 0.2 million in-the-money options outstanding at a weighted average exercise price of $19.81 per share.
(c) Includes restricted shares, exercisable options and RSUs held by current and former directors and executive officers. Source: Company DEF 14A filed May 8, 2017, 13-D filed on February 7, 2018 and 13-G filed on February 14, 2018.
(d) Source: 'FY2019 (Budget v3)' and 'FY2020 and FY2021 (projection)' received from management on February 28, 2018.
(e) Source: Median of Wall Street analysts' estimates as reported by ThomsonOne on February 28, 2018.
(f) Assumes 6.0x rent methodology.

7

S T O CK Y EARS P RI CE PE RF O RM ANCE – LA S T 3 - & LT M 30.00 Median 2/28/18: $26.67 25.00 6-Mo: $24.17 1-Yr: $22.03 3-Yr: $21.71 20.00 15.00 Feb-15 Feb-16 Feb-17 Feb-18 30% 20% 14.8% 14.5% 10% 0% -10% -20% -30% -40% Feb-17 May-17 Aug-17 Nov-17 Feb-18 8 Source: Capital IQ as of February 28, 2018. Closing Stock Price Percent Performance CommodoreS&P 500 2/7/18: George Feldenkreis and Fortress Investment Group proposed deal announcement for Commodore at $27.50 a share 8/24/17: Commodore beats Q2 2017 revenue and EPS expectations by 0.8% and 45.5%, respectively Indexed Stock Price Performance – LTM $23.60 Stock Price Performance 3-Yr1-Yr6-Mo High Low $28.80$27.06$27.06 16.0916.5421.80 Stock Price Performance – Last 3 Years

RELATIVE SHARE PRICE PERFORMANCE

PJ SOLOMON

5 Years


150%
100%
50%
0%
(50%)
(100%)
64.4%
102.2%
95.8%
64.4%
18.4%
10.1%
(39.0%)
Median(a): 41.4%
Commodore
Hanes
GIII
OXFORD
PVH
DELTA APPAREL
RALPH LAUREN

3 Years


150%
100%
50%
0%
(50%)
(100%)
13.0%
104.0%
45.2%
35.4%
(23.0%)
(29.8%)
(39.2%)
Median(a): 6.2%
Commodore
DELTA APPAREL
OXFORD
PVH
RALPH LAUREN
GIII
Hanes

1 Year


150%
100%
50%
0%
(50%)
(100%)
14.5%
57.5%
43.5%
42.2%
33.4%
3.1%
(3.0%)
Median(a): 37.8%
Commodore
PVH
OXFORD
GIII
RALPH LAUREN
DELTA APPAREL
Hanes

Source: Capital IQ as of February 28, 2018.
(a) Median excludes Commodore.

9

HISTORICAL TRADING PERFORMANCE – LAST 3-YEARS

PJ SOLOMON

EV / LTM EBITDA and EV / FY+1 EBITDA



EV / LTM EBITDA
EV / FY+1 EBITDA
16.0 x
12.0 x
8.0 x
4.0 x
Feb-15
Aug-15
Feb-16
Aug-16
Feb-17
Aug-17
Feb-18
8.8x
7.6x

EV / LTM EBITDA	Last 3-Years		LTM	
High	16.2 x	12/9/16	13.8 x	3/17/17
Median	9.8 x		9.8 x	
Low	7.4 x	4/12/16	7.7 x	2/5/18

EV / FY+1 EBITDA	Last 3-Years		LTM	
High	12.7 x	4/1/15	7.7 x	3/16/17
Median	7.0 x		6.5 x	
Low	5.5 x	8/24/17	5.5 x	8/24/17

FY+1 P / E [(a)]



20.0 x
15.0 x
10.0 x
5.0 x
Feb-15
Aug-15
Feb-16
Aug-16
Feb-17
Aug-17
Feb-18
11.3x

P / FY + 1 EPS	Last 3-Years		LTM	
High	18.2 x	4/6/15	12.7 x	2/7/18
Median	10.7 x		10.3 x	
Low	7.7 x	8/22/17	7.7 x	8/22/17

Source: Capital IQ as of February 28, 2018.
(a) Assumes maximum P/E of 20.0x. Excludes 2/23/15 – 4/1/15 due to depressed or negative consensus earnings.

10

C OMM OD OR EHI S T O RI CAL RE L AT I V E E V/ LT M EBI T DA AND P / E PE RF O RM ANCE 25.0 x 20.0 x 15.0 x 13.4 x Median(a) 12.6 x 12.2 x ent: 4x 10.0 x 8.8 x 9.0 x 8.2 x 7.2 x 6.5 x 5.0 x --ComPmERoY dore DLA GIII HBI OXM PVH RL $13,971 13.0% $10,426 16.0% $1,414 12.5% $484 6.5% $2,479 6.5% $8,017 15.7% Enterprise Value: LTM EBITDA Margin: $236 6.7% 30.0 x Median(a) 20.0 x Current: 15.5 x 16.3 x 7x 14.3 x 10.0 x --ComPmERoY dore DLA GIII HBI OXM PVH RL 5 Yr. EPS Growth: 13.0% 5.6% 10.0% 11.7% 15.0% 22.0% 4.9% Source: Capital IQ as of February 28, 2018. (a) Median excludes Commodore. 11 3 Year Avg.1 Year Avg.Current 20.2 x 18.6 x 17.5 x17.3 x 17.0 x 17.3 x16.4 x17.0 x17.0 x 13.8 x 13.7 x 16. 13.0 x 13.0 x 10.9 x 10.0 x 11.3 x11.1 x 11.0 x 1-Year Forward P / E Multiples 3 Year Avg.1 Year Avg.Current 14.2 x 12.7 x 10.5 x 9.9 x 11.3 x 11.2 x 9.9 x10.8 x10.4 x 10.7 x Curr 9.8 x 10. 8.9 x8.5 x EV / LTM EBITDA Multiples

RESEARCH ANALYSTS VIEW ON COMMODORE EPS OVER TIME

PJ SOLOMON

With the exception of FY2017, management has struggled to predict performance

Current / Actual												
FY2008	FY2009	FY2010	FY2011	FY2012	FY2013	FY2014	FY2015	FY2016	FY2017	FY2018E	FY2019E	FY2020E
$1.80	$0.71	$0.95	$1.85	$1.94	$1.45	$1.25	$0.56	$1.81	$2.04	$2.12	$2.35	$2.47
Δ Start vs. Current / Actual												
($0.03)	($1.30)	($1.08)	$0.60	$0.56	($1.46)	($1.37)	($1.84)	($0.15)	$0.51	(33.0%)	(10.0%)	(19.0%)
(1.4%)	*(64.7%)*	*(53.2%)*	*48.0%*	*40.2%*	*(50.2%)*	*(52.3%)*	*(76.7%)*	*(7.7%)*	*33.3%*	*(13.5%)*	*(4.1%)*	*(7.1%)*
Δ Peak vs. Current / Actual												
($0.12)	($1.39)	($1.30)	$0.00	($0.63)	($1.46)	($1.37)	($1.84)	($0.15)	($0.05)	($0.33)	($0.10)	($0.19)
(6.0%)	*(66.2%)*	*(57.7%)*	--	*(24.4%)*	*(50.2%)*	*(52.3%)*	*(76.7%)*	*(7.7%)*	*(2.4%)*	*(13.5%)*	*(4.1%)*	*(7.1%)*



$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
Feb-07
Feb-08
Feb-09
Feb-10
Feb-11
Feb-12
Feb-13
Feb-14
Feb-15
Feb-16
Feb-17
Feb-18

Source: Public filings and median of Wall Street analyst estimates as reported by Capital IQ as of February 28, 2018.

12

CO M PARI S O NO FM ANAG E M E NTPL ANT O WAL L S T RE ETRE SE ARCH 2018 Year-End: February 3, 2018 Wall Street Research (a) Management Projections (b) $900.0 $339.6 FY2018 FY2019 FY2018 FY2019 Growth Rate 1.7% 1.6% 2.8% (0.2%) 38.2% Gross Margin 37.4% 37.7% 37.7% $63.8 $2.35 $2.12 $2.13 FY2018 FY2019 FY2018 FY2019 (6.0%) 7.1% 3.8% 4.1% 10.8% Growth Rate % Margin 6.8% 6.8% 7.1% (a) Median of Wall Street analysts' estimates as reported by ThomsonOne on February 28, 2018. (b) Source: ‘FY2019 (Budget v3)’ and ‘FY2020 and FY2021 (projection)’ received from management on February 28, 2018. 13 $2.00 $59.2 $59.2 $62.4 Diluted Earnings Per Share EBITDA $330.2 $333.8 $327.4 $875.4 $874.9 $873.3 Gross Profit Net Sales

ANA LYS T CO M M E N TARY –C OMM OD OR E DA Davidson Andrew Burns February 7, 2018 Price Target: $27.50 Rating: Hold “We believe that Commodore is positioned to generate sustainable growth going forward driven by: 1) an improving retail backdrop; 2) international and DTC expansion; and 3) continued category expansion.” “With 2017 holiday sales reflecting a more upbeat retail environment, we are optimistic that financial performance can improve in 2018.” “Commodore has over 150 license agreements generating over $30M in high margin revenue annually. We believe this high visibility revenue stream provides ample capital to develop key long-term growth initiatives such as international expansion and DTC e-commerce.” IFS Securities Ronald Bookbinder January 22, 2018 Price Target: $29.00 Rating: Buy “With department stores having closed many doors and tightened inventory, revenue growth and margin improvement appear to be improving after a challenging year for the industry.” “Management has been able to drive earnings by controlling expenses and inventories, while creating new revenues streams, such as golfwear at another mass merchant, growth of e-commerce, many new licensing agreements, and the recently announced fishing apparel line.” “We see upside in our revenue estimate from the continued ramp-up of Jack Nicklaus at 1,650 mass merchant doors as well as in online, along with the continued ramp-up of Nike swim into Europe and Latin America.” “We expect declines in the Company direct retail revenues, with the closure of some stores, to be offset by increases retail comps and in e-commerce.” “We believe there is upside to gross margins if the high-margin licensing grows faster than modeled.” KeyBanc Edward Yruma May 18, 2017 (a) Price Target: NA Rating: Hold “Improved operating discipline has been exhibited in controlled inventory as well as improved gross margin… However, sales have declined and a return to sales growth may be difficult in the current retail environment.” “International, golf and swim remain growth opportunities” “The launch of Nike Swim across Europe is performing ahead of expectations, and Commodore expects to be shipping products into about 30 countries by year end.” Sidoti & Company Gregory Pendy February 6, 2018 Price Target: $29.00 Rating: Buy “We see the Original Penguin golf launch set for spring 2018 as a compelling potential catalyst to the top line. We note past golf success include the Ben Hogan line into Wal-Mart that reached $30 million to $50 million in sales in just a few years.” “The company is implementing supply chain improvements following moves to increase vertical integration with suppliers while also reducing sample sizes through 3D technology.” Source: Wall Street Research. (a) Financial estimates updated on November 30, 2017. 14 Analyst Commentary

VALUATION 15

COMMODORE HISTORICAL & PROJECTED FINANCIALS

PJ SOLOMON

(Amounts in Millions, Except Per Share Data)

	Historical				Management Projected			CAGR	CAGR
Income Statement Data (a)	2015A	2016A	2017A	2018A	2019E	2020P	2021P	FY15-FY18	FY18-FY21
Net Sales	$890.0	$899.5	$861.1	$874.9	$873.3	$955.7	$1,057.5	(0.6%)	6.5%
Gross Profit	303.0	322.2	320.2	330.2	333.8	363.3	396.3	2.9%	6.3%
EBITDA	39.8	55.3	57.2	59.2	62.4	72.1	84.6	14.2%	12.6%
Net Income	8.5	27.7	31.1	32.7	30.8	37.6	43.2	56.5%	9.7%
Diluted EPS	$0.56	$1.81	$2.04	$2.13	$2.00	$2.44	$2.81	55.6%	9.7%
Margins									
Gross Margin	34.0%	35.8%	37.2%	37.7%	38.2%	38.0%	37.5%		
EBITDA	4.5	6.1	6.6	6.8	7.1	7.5	8.0		
EBIT	3.1	4.6	5.0	5.1	5.5	5.9	6.4		
Growth Rates									
Net Sales	(2.4%)	1.1%	(4.3%)	1.6%	(0.2%)	9.4%	10.7%		
EBITDA	14.4	39.0	3.5	3.6	5.3	15.6	17.3		
Diluted EPS	46.8	220.8	12.8	4.1	(6.0)	22.0	15.2		
Balance Sheet and Cash Flow Data									
Cash	$43.5	$31.9	$30.7	$35.2	$30.0	$30.0	$37.8		
Total Debt (d)	172.1	132.6	105.8	93.7	71.9	48.1	29.9		
Depreciation and Amortization	12.9	14.3	14.9	14.6	14.5	15.5	16.5		
Stock-Based Compensation	6.0	5.2	6.5	6.2	6.2	6.2	6.2		
Capital Expenditures	(16.7)	(16.2)	(13.3)	(7.9)	(10.0)	(10.0)	(10.0)		
Change in Net Working Capital	28.2	(9.6)	(6.4)	(19.5)	(20.0)	(25.0)	(30.0)		
Free Cash Flow (b)	38.4	14.0	29.0	22.2	16.5	23.8	26.0		
Leverage and Interest Coverage Ratios									
Adjusted Debt / EBITDAR (c)	4.6 x	3.4 x	2.9 x	2.7 x	2.4 x	2.0 x	1.8 x		
Total Debt / EBITDA	3.8	2.2	1.7	1.4	1.0	0.6	0.3		
Net Debt / EBITDA	2.8	1.7	1.2	0.9	0.6	0.2	NM		
EBITDA / Interest, Net	3.2	6.5	8.6	9.1	10.1	13.5	12.6		
(EBITDA - Capex) / Interest, Net (d)	2.0	4.8	6.8	8.0	8.7	11.8	11.2		

vs. 3.5% for past two years

Source: 'FY2019 (Budget v3)' and 'FY2020 and FY2021 (projection)' received from management on February 28, 2018 and public filings.
Note: Balance Sheet and Cash Flow projections affirmed by management on March 2, 2018.
(a) Adjusted to exclude one-time and extraordinary items.
(b) Defined as Cash Flow from Operations less Capital Expenditures.
(c) Assumes 6.0x rent methodology.
(d) Interest expense in projected period assumes interest savings related to repurchase of 7.875% Bonds due April 2019 offset by rising interest rates and increased seasonal revolver draw in 2020 and 2021, per management on February 28, 2018.

16

BRAND PERFORMANCE

PJ SOLOMON

- The Core business is projected to represent 73% of total revenue ($655mm) and 94% of total EBITDA ($62mm) in FY2019
- Within the Non-Core business, Farah represents $5.5mm in EBITDA, while the remaining brands account for a $2.3mm EBITDA loss [(a)] in FY2019

Core Brands Revenue


$100mm
Nike
15%
Perry Ellis
36%
$235mm
Golf
35%
$229mm
Original
Penguin
14%
$91mm

Core Brands EBITDA


$15mm
Nike
24%
Perry Ellis
32%
$20mm
Golf
35%
$21mm
Original
Penguin
9%
$6mm

Non-Core Brands Revenue


$36mm
Farah
15%
Savane and
Private Label
24%
$58mm
$20mm
Fashion
Swim
9%
$11mm
Laundry
5%
Latin
10%
$24mm
Rafaella
37%
$87mm

DTC Performance [(b)]

- 51 retail locations budgeted to remain open by FYE 2019
  - 36 Perry Ellis brand, 11 Original Penguin, 2 Cubavera and 2 Perry Ellis Company Outlets
- Pro-forma store base will produce approximately $65mm in revenue and $9.2mm in 4-Wall EBITDA in FY2019 versus $68mm in revenue and $6.8mm in 4-Wall EBITDA in FY2018 for the current store base
- 7 locations of the pro-forma store base are budgeted for a combined 4-Wall EBITDA loss of $1.0mm in FY2019
- E-Commerce is approximately 2% of revenue in FY2018 and is expected to grow 10% annually through 2021

Source: 'Non Core Brand Analysis,' 'P&L's by Store – Bud FY19' and '3-Yr Plan by Division' received from management on February 26, 2018.
Note: Revenue and EBITDA from FY2019 Original Plan. FY2019 Original Plan total revenue is noted in the Revenue Risk Analysis.
(a) Includes $15.4mm of $66.5mm of shared services.
(b) Data excludes 10 international stores.

17

PJ SOLOMON

CUSTOMER RISK ANALYSIS

After adjusting FY2019 Original Plan for Bon-Ton bankruptcy (FY2019 Budget); Belk, Stein Mart, Stage and JC Penney represent 11.3% of FY2019 Budget revenues

(Amounts in thousands)

				Additional Sales Risk [a]				
	FY2019 Original Plan	Bon-Ton Sales Risk [b]	FY2019 Budget	Belk	Stein Mart	Stage	JC Penney	FY2019 Budget excl. Additional Risk
Golf Division	$212,685	$1,882	$210,803	$6,000	$7,232	$2,305	$13,580	$181,687
Perry Ellis Menswear	111,262	1,404	109,857	365	1,158	978	430	106,926
Perry Ellis Accessories	51,654	810	50,844	--	655	--	2,875	47,314
Original Penguin	35,640	--	35,640	--	325	--	--	35,315
Nike	84,775	653	84,122	335	602	940	6,667	75,577
Miami Sportswear	73,969	1,779	72,190	11,675	2,622	--	7,191	50,702
Rafaella	86,850	11,356	75,494	22,200	4,825	5,150	--	43,319
Fashion Swim	19,569	358	19,211	232	--	--	181	18,798
Laundry & PEONY	8,282	--	8,282	--	--	--	--	8,282
Mexico Division	6,423	--	6,423	--	--	--	--	6,423
Direct-to-Consumer (US)	87,578	--	87,578	--	--	--	--	87,578
Licensing [c]	36,700	--	36,500	--	--	--	--	36,500
Total UK (incl. DTC)	76,322	--	76,322	--	--	--	--	76,322
Total Sales	**$891,709**	**$18,242**	**$873,267**	**$40,807**	**$17,419**	**$9,373**	**$30,924**	**$774,743**
	% of FY2019 Original Plan	*2.0%*	*% of FY2019 Budget*	*4.7%*	*2.0%*	*1.1%*	*3.5%*	

Source: 'Revenue Risk Analysis' received February 26, 2018.
(a) Represents gross sales for Belk, Stein Mart, Stage and JC Penney.
(b) Bon-Ton sales at risk are net of give-backs.
(c) Licensing decreases by $0.2mm as a result of a recent downward revision in the Laundry brand licensing revenue.

18

RE VE NUE G RO W T H ANA LYS I S • Core Business growing $132mm between FY2018 and FY2021 with 71% of growth attributable to Nike and Golf segments Non-Core Business growing $51mm between FY2018 – FY2021 with 100% of growth attributable to Farrah and Guy Harvey (launches July 2019) FY2018 Licensing revenue is $35mm and grows to $42mm by FY2021 • • $23.8 $1.4 $1,057.5 $26.9 $874.9 2018 Revenue Perry Ellis Original Penguin Golf Nike Savane & Private Label Latin Rafaella Laundry Fashion Swim Farah Guy Harvey Other 2021 Revenue Other ~0% Other 29% Golf 36% Guy Harvey 47% Farah 53% Nike 35% 19 Source: ‘3 Year Plan Revenue’ received February 26, 2018. Non-Core Business Share of Category Growth Core Business Share of Category Growth $46.1 $(1.6) $4.2 $4.0 ($8.5) $0.6 $47.5 $21.5 $16.8

S UM M ARY VAL U AT I O N O VE R V I E W 52-Week Trading Range Wall Street 12-Month Price Targets (a) Selected Public Companies (b) Selected Precedent Transactions (c) Discounted Cash Flow (d) LBO (e) PV of Future Stock Price (f) $10.00 $20.00 $30.00 $40.00 $50.00 Note: 52-Week Trading Range is for informational purposes only. (a) (b) (c) (d) (e) (f) Wall Street research analysts published acquisition prices ranging from $27.50 - $29.00. See page 41 for additional detail. Assumes CY2018E P/E multiple of 11.0x – 17.0x. Please see pages 22 and 23 for additional detail. Assumes FY2018A EBITDA multiple of 6.0x – 8.5x. Please see pages 24 and 25 for additional detail. Assumes exit multiple of 7.6x – 9.6x and a WACC of 10.0% - 14.0%. Please see page 26 for additional detail. Assumes exit multiple of 8.3x and IRR of 20.0% - 25.0%. Please see page 27 for additional detail. Assumes FY+1 EPS multiple of 11.3x – 16.7x and cost of equity of 12.6%. Please see page 28 for additional detail. 20 $16.54 $27.06 $18.84 $38.59 7.30 $27.50 $29.00 $22.00 $34.00 $28.24 $27.37 $27.00 $31.00 $22.70 $3 Undisturbed $22.62 Current $26.67 Offer Price $27.50

ILLUSTRATIVE COMMODORE ANALYSIS AT VARIOUS PRICES

PJ SOLOMON

(Amounts in Millions, Except Per Share Data)

			Undisturbed 2/5/2018	Close on 2/28/18	Proposal			
Stock Price			$22.62	$26.67	$27.50	$28.00	$29.00	$30.00
Shares Outstanding (a)			15.7	15.7	15.7	15.7	15.7	15.7
Restricted Stock Units			0.0	0.0	0.0	0.0	0.0	0.0
Option Equivalent Shares (a)			0.0	0.1	0.1	0.1	0.1	0.1
Diluted Shares Outstanding			15.7	15.8	15.8	15.8	15.8	15.8
Total Equity Value			$356.0	$420.2	$433.4	$441.3	$457.3	$473.4
Plus: Net Debt (b)			64.1	64.1	64.1	64.1	64.1	64.1
Total Enterprise Value			$420.1	$484.3	$497.5	$505.5	$521.4	$537.5
Premium / (Discount) to:								
Undisturbed		$22.62	-- %	17.9 %	21.6 %	23.8 %	28.2 %	32.6 %
90-Day VWAP (c)		24.13	(6.3)	10.5	14.0	16.0	20.2	24.3
60-Day VWAP (c)		24.75	(8.6)	7.8	11.1	13.1	17.2	21.2
30-Day VWAP (c)		25.14	(10.0)	6.1	9.4	11.4	15.4	19.3
52-Week High		27.06	(16.4)	(1.4)	1.6	3.5	7.2	10.9
5-Year High		28.80	(21.5)	(7.4)	(4.5)	(2.8)	0.7	4.2
Enterprise Value as a Multiple of:								
Net Sales - Street	LTM (Oct.)	$851.7	49.3 %	56.9 %	58.4 %	59.3 %	61.2 %	63.1 %
	2018E	875.4	48.0	55.3	56.8	57.7	59.6	61.4
	2019E	900.0	46.7	53.8	55.3	56.2	57.9	59.7
EBITDA - Street	LTM (Oct.)	$55.1	7.6 x	8.8 x	9.0 x	9.2 x	9.5 x	9.8 x
	2018E	59.2	7.1	8.2	8.4	8.5	8.8	9.1
	2019E	63.8	6.6	7.6	7.8	7.9	8.2	8.4
Net Sales - Mgmt	2018A	$874.9	48.0 %	55.4 %	56.9 %	57.8 %	59.6 %	61.4 %
	2019E	873.3	48.1	55.5	57.0	57.9	59.7	61.6
EBITDA - Mgmt	2018A	59.2	7.1 x	8.2 x	8.4 x	8.5 x	8.8 x	9.1 x
	2019E	62.4	6.7	7.8	8.0	8.1	8.4	8.6
Price as a Multiple of:								
Diluted EPS - Street	2019E	$2.35	9.6 x	11.3 x	11.7 x	11.9 x	12.3 x	12.8 x
	2020E	2.47	9.2	10.8	11.1	11.3	11.7	12.1
Diluted EPS - Mgmt	2019E	$2.00	11.3 x	13.3 x	13.8 x	14.0 x	14.5 x	15.0 x
	2020E	2.44	9.3	10.9	11.3	11.5	11.9	12.3

Source: 'FY2019 (Budget v3)' and 'FY2020 and FY2021 (projection)' received from management on February 28, 2018.
Source: Median of Wall Street analysts' estimates as reported by ThomsonOne on February 28, 2018.
(a) Total shares outstanding of 15.7mm as of November 24, 2017. Includes 0.03mm – 0.07mm option equivalent shares utilizing treasury stock method.
(b) Based on total cash of $26.5mm and debt of $90.6mm as of October 28, 2017.
(c) VWAP prior to February 5, 2018.

21

S EL E CT ED P UBL I CCO M PARABL E CO M PANI E S (Amounts In millions, except per share data) Closing Price on 2/28/18 Enterprise Value as a Multiple of: Selected Companies % of 52 wk high Equity Value Enterprise Value Net Sales Adj. EBITDA Price / EPS LTG Rate P / E / G Dividend Yield LTM CY2018 LTM CY2017 CY2018 CY2018 CY2019 CY2018 CY2019 Selected Companies Store Count Net Sales Adj. EBITDA EBIT EBITDA / Sales EBIT / Sales Total Debt/ EBITDA Net Debt/ EBITDA EBITDA/ Net Interest LTM CAGR LTM CAGR LTM CAGR LTM Average LTM Average Commodore 57 $852 (0.6) % $55 14.2% $41 17.7% 6.5% 6.5% 4.8% 4.9% 1.4 x 0.9 x 9.1 x PVH Corp. Hanesbrands Ralph Lauren Corporation G-III Apparel Group Oxford Industries Delta Apparel 5,545 720 1,109 378 224 1,431 8,524 6,541 6,219 2,695 1,054 390 (0.2) 6.3 (6.6) 6.2 5.4 (7.4) 1,107 1,049 975 174 131 26 (4.1) 4.2 (0.1) (10.3) (0.4) 17.2 834 907 680 137 88 16 (7.1) 3.6 (19.9) (15.9) (3.1) 36.4 13.0 16.0 15.7 6.5 12.5 6.7 13.6 16.3 15.7 8.0 13.6 5.7 9.8 13.9 10.9 5.1 1.4 4.1 10.4 14.5 11.5 6.8 9.6 3.3 3.1 3.7 0.6 4.2 0.6 4.1 2.5 3.3 (0.6) 3.8 0.5 4.0 9.4 5.9 123.4 3.9 40.1 5.2 Source of historical financials: Public filings. Source of projected EPS, EBITDA and growth rate estimates: Thomson Eikon median estimate of Wall Street analysts as of February 28, 2018. Source of dividend yield: Capital IQ. Note: CAGRs (Compound Annual Growth Rates) and Averages are for the last three completed fiscal years for each company. All operating data has been adjusted to exclude one-time and extraordinary items. 22 Median (Excl. Commodore) 2.6% (0.3) % (5.1) % 12.7% 13.6% 7.4% 10.0% 3.4 x 2.9 x 7.6 x Leverage and Coverage Ratios Margins Operating Data Commodore $26.67 97.8% $420 $484 0.6 x 0.5 x 8.8 x 8.2 x 7.6 x PVH Corp. 144.28 91.3 11,191 13,971 1.6 1.5 12.6 12.2 11.0 Hanesbrands 19.40 75.4 7,011 10,426 1.6 1.5 9.9 10.0 9.6 Ralph Lauren Corporation 105.84 88.7 8,604 8,017 1.3 1.3 8.2 8.2 8.6 G-III Apparel Group 36.91 90.1 1,820 2,479 0.9 0.8 14.2 12.6 10.4 Oxford Industries 79.92 94.8 1,348 1,414 1.3 1.2 10.8 10.2 9.7 Delta Apparel 18.05 76.9 130 236 0.6 0.6 9.0 9.5 8.0 11.3 x 16.4 11.0 17.0 17.5 17.3 13.0 10.8 14.5 10.1 15.6 13.7 15.0 9.0 x 11.7% 1.0 x 0.9 x --% 13.0 1.0 0.9 0.1 5.6 1.5 1.3 3.0 4.9 1.4 1.3 1.8 22.0 NM NM --10.0 1.6 1.4 1.3 15.0 0.9 0.6 --Median (Excl. Commodore) 1.3 x 1.3 x 10.4 x 10.1 x 9.6 x 16.7 x 14.1 x 11.5% 1.4 x 1.3 x 0.7 % Market Data

S UM M ARY VAL U AT I O N P UBL I CCO M PARABL E BAS E DO NSE L E CT E D CO M PANI E S (Amounts in Millions, Except Per Share Data) Net Sales Valuation Multiples Implied Enterprise Value Implied Equity Value (a) Implied Per Share Value (b) 2018A 2019E $875 873 0.6 x 0.6 x - - 0.9 x 0.8 x $525 $524 - - $787 $700 $466 $465 - - $729 $641 $29.61 $29.55 - - $46.26 $40.71 Adjus ted EBITDA 2018A 2019E $59 62 8.0 x 8.0 x - - 11.0 x 11.0 x $474 $499 - - $651 $686 $415 $441 - - $593 $628 $26.36 $27.96 - - $37.64 $39.84 EPS 2019E 2020E $2.00 2.44 11.0 x 9.0 x - - 17.0 x 15.0 x $22.00 $21.96 - - $34.00 $36.60 Source: ‘FY2019 (Budget v3)’ and ‘FY2020 and FY2021 (projection)’ received from management on February 28, 2018. Note: FY2019 and FY2020 multiple ranges correspond to CY2018 and CY2019 comparable companies, respectively. (a) Based on total cash of $35.2mm and debt of $93.7mm as of February 3, 2018. (b) Total shares outstanding of 15.7mm as of February 3, 2018. Includes 0.05mm option equivalent shares utilizing treasury stock method and 0.01mm restricted stock units. 23

S EL E CT ED P RE CEDE NTT RANSACT I O NS Date Announced Enterprise Value EV / LTM Sales EV / LTM Adj. EBITDA Acquiror Target Jan-18 Aug-17 May-17 Apr-17 Dec-16 Aug-16 Jul-16 Jun-16 Apr-16 Apr-16 Feb-15 Jun-14 Jun-14 Dec-13 Jul-13 May-13 Oct-12 Boardriders Billabong $315 820 2,408 ND ND 400 650 120 795 €200 200 550 110 2,042 0.4 x 8.0 x VF Corp Coach Grand Wealth 1worldstar Williamson-Dickie Mfg. Kate Spade Haggar Kellwood Company 5.11 Donna Karan 0.9 1.7 11.0 10.3 ND ND 1.4 ND ND 10.5 Compass Diversified Holdings G-III Delta Galil HanesBrands HanesBrands Hanesbrands Hanesbrands Gildan Activewear Sycamore Partners HanesBrands TowerBrook Capital Partners PVH 2.2 0.4 ND 6.2 VF Corp (Contemporary Brands) Pacific Brands Champion Europe Knights Apparel DBApparel Doris Jones Group Maidenform Brands Inc. True Religion Warnaco 1.2 1.1 12.6 10.0 1.1 0.6 1.3 8.0 7.5 8.5 0.5 7.9 575 645 2,857 1.0 1.3 1.2 13.1 7.4 9.4 24 Source: Company fillings and other publicly available information. Mean1.1 x9.3 x Median1.18.9

S UM M ARY VAL U AT I O NBAS E DO N S EL E CT ED P RE CEDE NTT RANSACT I O NS (Amounts in Millions, Except Per Share Data) Net Sales Valuation Multiples Implied Enterprise Value Implied Equity Value (a) Implied Per Share Value (b) 2018A 2019E $875 873 0.4 x 0.4 x - - 0.6 x 0.6 x $350 $349 - - $525 $524 $291 $291 - - $466 $465 $18.50 $18.46 - - $29.61 $29.55 Adjusted EBITDA 2018A 2019E $59 62 6.0 x 6.0 x - - 8.5 x 8.5 x $355 $374 - - $503 $530 $297 $316 - - $445 $472 $18.84 $20.05 - - $28.24 $29.94 Source: ‘FY2019 (Budget v3)’ and ‘FY2020 and FY2021 (projection)’ received from management on February 28, 2018. (a) Based on total cash of $35.2mm and debt of $93.7mm as of February 3, 2018. (b) Total shares outstanding of 15.7mm as of February 3, 2018. Includes 0.05mm option equivalent shares utilizing treasury stock method and 0.01mm restricted stock units. 25

DISCOUNTED CASH FLOW ANALYSIS

PJ SOLOMON

(Amounts in Millions, Except Per Share Data)

	Fiscal Year		
	2019P	2020P	2021P
Net Sales	$873.3	$955.7	$1,057.5
% Growth	*(0.2%)*	*9.4%*	*10.7%*
EBITDA	62.4	72.1	84.6
% of Net Sales	*7.1%*	*7.5%*	*8.0%*
EBIT	47.9	56.6	68.1
% of Net Sales	*5.5%*	*5.9%*	*6.4%*
Taxes (a)	(10.3)	(13.2)	(17.7)
Tax-Effected EBIT	37.6	43.4	50.4
Depreciation & Amortization	14.5	15.5	16.5
Capital Expenditures	(10.0)	(10.0)	(10.0)
Change in Net Working Capital	(20.0)	(25.0)	(30.0)
Free Cash Flow	$22.1	$23.9	$26.9
Growth in Free Cash Flow	*NA*	*8.2%*	*12.6%*

Terminal Value / EBITDA Multiple		**7.6 x**			**8.6 x**			**9.6 x**	
Discount Rate	10.0%	12.0%	14.0%	10.0%	12.0%	14.0%	10.0%	12.0%	14.0%
Present Value of Free Cash Flow	$60.1	$57.9	$55.9	$60.1	$57.9	$55.9	$60.1	$57.9	$55.9
Present Value of Terminal Value	482.9	457.5	433.8	546.4	517.6	490.9	610.0	577.8	547.9
Total Enterprise Value	$543.0	$515.4	$489.7	$606.5	$575.6	$546.8	$670.0	$635.8	$603.9
Less: Net Debt (b)	(58.5)	(58.5)	(58.5)	(58.5)	(58.5)	(58.5)	(58.5)	(58.5)	(58.5)
Total Equity Value	$484.5	$456.9	$431.2	$548.0	$517.1	$488.3	$611.6	$577.3	$545.4
Total Equity Value Per Share	**$30.69**	**$28.97**	**$27.37**	**$34.64**	**$32.72**	**$30.93**	**$38.59**	**$36.46**	**$34.48**
Terminal Value as a % of Total Value	88.9%	88.8%	88.6%	90.1%	89.9%	89.8%	91.0%	90.9%	90.7%
Implied Perpetuity Growth Rate	5.6%	7.5%	9.4%	6.1%	8.0%	9.9%	6.5%	8.4%	10.3%

Source: 'FY2019 (Budget v3)' and 'FY2020 and FY2021 (projection)' received from management on February 28, 2018.
Note: Balance Sheet and Cash Flow projections affirmed by management on March 2, 2018.
Note: Discounted to February 3, 2018.
(a) Reflects management projected tax rates of 25%, 26% and 29% in 2019, 2020 and 2021, respectively.
(b) Based on total cash of $35.2mm and debt of $93.7mm as of February 3, 2018.

26

LEVERAGED BUYOUT ANALYSIS

PJ SOLOMON

(Amounts in Millions, Except Per Share Data)

Uses of Funds	
Current Price as of 2/28/18	$26.67
Assumed Purchase Price	$27.50
Commodore Shares Outstanding (a)	15.7
Commodore Option Equivalent Shares (b)	0.1
Total Shares Outstanding	15.8
Purchase Price of Equity	$433.4
Commodore Debt Repaid/Refinanced	61.9
Original Issue Discount	–
Transaction Fees	15.0
Total Uses of Funds	$510.3

Sources of Funds	Amount	% of Total	Debt / Adj. EBITDA	Interest Rate	OID	Tenor
$200mm Revolver	$125.0	24.5%	1.9 x	L+250 bps		5.0
Term Loan	225.0	44.1%	3.4 x	L+850 bps	100.00	5.0
Mezzanine PIK Notes	–	–	–	12.00%	100.00	8.0
Total Debt	$350.0	68.6%	5.4 x			
Outside Preferred Equity	75.0	14.7%			Mgmt. Promote	
Rollover Equity (c)	80.9	15.9%			2.5%	
Total Equity	$155.9	30.6%				
Excess Cash	4.3	0.8%				
Total Sources of Funds	$510.3	100.0%				

Transaction Multiples	
Equity Value	$433.4
Plus: LTM Debt	93.7
Less: LTM Cash	(35.2)
Enterprise Value	$491.9

			Multiples	
	2018A	2019E	2018A	2019E
EV / Net Sales	$875	$873	56.2%	56.3%
EV / EBITDA	59	62	8.3 x	7.9 x
EV / EBIT	45	48	10.9 x	10.3 x

Returns to Common Equity - Year 3 Exit

	Purchase Price per Share				
	$27.50	$28.00	$29.00	$30.00	$31.00
LTM Mult.	*8.3 x*	*8.4 x*	*8.7 x*	*9.0 x*	*9.2 x*
Exit Multiple 7.0 x	17.5%	15.6%	12.1%	8.9%	6.1%
7.5 x	23.7%	21.7%	18.0%	14.7%	11.7%
8.0 x	29.4%	27.2%	23.4%	19.9%	16.8%
8.3 x	32.6%	30.4%	26.4%	22.9%	19.7%
9.0 x	39.4%	37.1%	32.9%	29.2%	25.8%

Leverage Profile				
Fiscal Year	2018PF	2019P	2020P	2021P
EBITDA	$59.2	$62.4	$72.1	$84.6
Adj. EBITDA (Excl. Stock-Based Comp)	$65.4	$68.6	$78.3	$90.8
Total Debt	382.7	359.4	356.3	349.1
Cash (d)	30.9	10.0	10.0	10.0
Adj. EBITDA / Interest, Net	2.3 x	2.1 x	2.4 x	2.8 x
(Adj. EBITDA - Capex) / Interest, Net	2.0 x	1.8 x	2.1 x	2.5 x
Adjusted Debt / Adj. EBITDAR (e)	5.9 x	5.4 x	4.9 x	4.4 x
Total Debt / Adj. EBITDA	5.9 x	5.2 x	4.5 x	3.8 x
Net Debt / Adj. EBITDA	5.4 x	5.1 x	4.4 x	3.7 x
Sr. Secured Debt Outstanding	$350.0	$327.6	$324.5	$317.2
% of Original Sr. Secured Debt	*100%*	*94%*	*93%*	*91%*
Sr. Secured Debt / Adj. EBITDA	*5.4 x*	*4.8 x*	*4.1 x*	*3.5 x*
Total Debt / Total Capitalization	72.2%	68.8%	65.7%	61.6%

Source: 'FY2019 (Budget v3)' and 'FY2020 and FY2021 (projection)' received from management on February 28, 2018.
(a) Includes 0.01mm restricted stock units.
(b) Assumes treasury stock method.
(c) Assumes George Feldenkreis and Oscar Feldenkreis rollover equity representing 1.77mm and 1.18mm shares respectively.
(d) Assumes $31mm minimum cash at close and $10mm minimum cash in FY2019 – FY2021.
(e) Assumes 6.0x rent methodology.

27

P RES E NT VAL UEO FF UT URE S T O CK P RI CE 2019E 2020P 2021P Diluted Earnings per Share % Growth (6.0%) 22.0% 15.2% Forward Year P/E Multiples Beginning of Fiscal Year 2/28/18 2020P 2021P 11.3 12.3 13.3 15.0 16.7 (a) 24.60 26.67 30.00 33.40 30.01 32.54 36.60 40.75 34.56 37.47 42.15 46.93 (b) (c) 11.3 12.3 13.3 15.0 16.7 22.70 24.60 26.67 30.00 33.40 24.79 26.86 29.12 32.76 36.47 25.35 27.47 29.79 33.51 37.30 (a) (b) (c) Source: ‘FY2019 (Budget v3)’ and ‘FY2020 and FY2021 (projection)’ received from management on February 28, 2018. Note: Assumes cost of equity discount rate of 12.6%. (a) (b) (c) Reflects current forward year P/E multiple based on consensus Wall Street EPS estimate of $2.35 and current stock price of $26.67. Reflects current forward year P/E multiple based on Management EPS estimate of $2.00 and current stock price of $26.67. Reflects median of selected public comparable companies. 28 Present Value at February 28, 2018 22.70 27.69 31.89 Stock Price at $2.00 $2.44 $2.81 Fiscal Year

POTENTIAL STRATEGIC ALTERNATIVES 29

P O TE N TI A L S TR ATE G IC A LTE R N ATIV E S 30 Merger / Combination with Strategic Sale of All of Commodore to Strategic or Financial Sponsor Transformational Acquisition Acquisition Strategic Sale / Merger Tuck-In Acquisition Raise Debt to Pay One-Time Dividend or Repurchase Block of Shares (Recap) Initiate Dividend Share Repurchase Continue to Expand into New Licensing Categories or Geographies; License New Third-Party Brands Organic Standalone Financial / Capital Structure

SUMMARY OF STANDALONE ALTERNATIVES

PJ SOLOMON

Standalone Alternatives

Organic Alternatives		
Alternative	**Benefits**	**Considerations**
Continue to Expand into New Licensing Categories or Geographies; License New Third-Party Brands	• Already knowledgeable and have a track record of proper execution • Limited additional operational or headcount investment required • Access new consumers and further engage existing customer base • Leverage existing distribution and wholesale relationships • Enhances future growth prospects of the business	• Potential to spread management too "thin" • Ability to execute new license with existing employees and infrastructure • Restrictions under certain third-party licensed brands • **Department store environment continues to be challenging** • **Will Wall Street continue to reward branded apparel companies serving broadline stores?**

Financial Capital Structure		
Alternative	**Benefits**	**Considerations**
Share Repurchase	• Signals commitment to return capital to shareholders • Presents positive signal to the market that management believes the stock is undervalued • Counteracts dilutive effects of employee option program	• Could send signal to market indicating limited growth opportunities • **Reduces public float and concentrates ownership of top shareholders** • May be limited by restrictions under senior credit facility
Initiate Dividend	• Returns capital to shareholders • **May broaden investor base to dividend focused institutional or individual investors** • Signals commitment to return capital to shareholders	• Could send signal to market indicating limited growth opportunities • **Little empirical evidence that dividends substantially increase stock price over time** • May be limited by restrictions under senior credit facility
Raise Debt to Pay One-Time Dividend or Repurchase Block of Shares (Recap)	• Signals commitment to shareholder returns • Share repurchase presents positive signal to the market that management believes the stock is undervalued • Attractive rates available in current debt markets • Signal to potential shareholder activists	• Does not address future growth • May potentially result in breakage costs of new term loans • **Any increase in leverage will limit flexibility vs. status quo in case of subsequent economic downturn** • **Limits borrowing capacity for acquisitions** • **If share repurchase, reduces public float and concentrates ownership of top shareholders**

31

SUMMARY OF STANDALONE ALTERNATIVES

PJ SOLOMON

Strategic Alternatives

Acquisition Alternatives		
Alternative	**Benefits**	**Considerations**
Tuck-In Acquisition	• Increase scale in areas in which management is most knowledgeable • Realize synergies • Improve returns if able to acquire for low multiple	• Integration risk • **Increase exposure to existing businesses** • Source of financing: cash on hand, debt markets and/or new financial/strategic partner
Transformational Acquisition	• Investing in new categories or brands fosters ancillary revenue streams, providing diversification outside of core business • Creates enhanced cross-sell opportunities for loyal consumers • Potential for significant synergies / cost savings • Enhances future growth prospects of the business	• Diverts management focus away from core business / brand • Creates greater complexity and requires broader execution capabilities • **Limited acquisition targets** • Source of financing: cash on hand, debt markets and / or new financial / strategic partner; leverage concerns

Sale / Merger Alternatives		
Alternative	**Benefits**	**Considerations**
Sale of All of Commodore to Strategic or Financial Sponsor	• Take advantage of M&A and capital markets • Can market benefits of brand strength • **Exit prior to shrinking moderate broadline customer base**	• Objectives of Board and significant shareholders • Retail market currently out of favor despite strong M&A environment • **Limited buyer universe**
Merger / Combination with Strategic	• Critical mass in consolidating sector • Ability to share in the "upside" • Synergy of larger business to spread marketing spend • Ability to leverage scale to expand shelf space at retailers	• Identifying the right partner • Relative valuation issues • Social issues around Board and management leadership • **No obvious partner**

32

P O T E NT I AL S T R AT E G I C BUY E RS Others Considered (Unlikely) Potentially Interested Parties (One World Star) 33 North America (Yue Yen) Licensing / International Broadlines

POTENTIAL PRIVATE EQUITY BUYERS

PJ SOLOMON

Company	Fund Size ($ in mm)	Selected Portfolio Companies
Advent International	$13,000	Five Below (prior), Homemaker Industries (prior), Hudson Group (prior), Lululemon, Party City (19%), Shoes for Crews, Sovos Brands, Wireless
AEA	$3,200	1-800 Contacts, 24 Hour Fitness, At Home, Brand Networks, Burt's Bees (prior), Melissa & Doug, Suhyang Networks, Threesixty Group, Shoes for Crews (prior)
Altamont Capital Partners	$2,000	Billabong (Prior), Brixton, Dakine, Fox, Huf, Hybrid Apparel, Mervin Manufacturing, Renegade Brands
Brentwood Associates	$688	Allen Edmonds (prior), Ariat (prior), Boston Proper, Excelligence, Filson (prior), SAXX Underwear Co., Soft Surroundings, Sundance Holdings, Zumiez (prior)
Centre Partners	$450	Buca (prior), Bravo Sports (prior), Filament Brands, Golding Farms, Kaz (prior), Pride Sports, Stonewall Kitchen, United Retail Group (prior)
Cerberus Capital Management, L.P.	$4,000	Albertsons / Safeway, Avon, Staples Solutions, Rafaella (prior)
Charlesbank Capital Partners LLC	$1,750	DEI Holdings, Del Taco (prior), Full Beauty Brands (prior), Varsity Brands, Zenith Products (prior)
Crestview	$3,250	Camping World, CP Energy, Cumulus Media, DS Services (prior), Martin Currie (prior), NYDJ Apparel, Oxbow Carbon, ValueOptions (prior)
Freeman Spogli & Co.	$1,300	Arhaus, Batteries Plus Bulbs, Boot Barn, El Pollo Loco, First Watch Restaurants, Floor & Décor, hhgregg (prior), Osprey, Paradies (prior), Petco (prior), Regent Holding, Ross-Simons (prior), Totes Isotoner

34

POTENTIAL PRIVATE EQUITY BUYERS

PJ SOLOMON

Company	Fund Size ($ in mm)	Selected Portfolio Companies
Golden Gate Capital	$4,700	Collective Brands, Eddie Bauer, Express, J. Jill, Pacific Swimwear
HLG Capital	$1,100	LuLu's, Pro-Pet, SCUF Gaming, TLC Vision, VIP Petcare
INVESTCORP	NA	Corneliani, Georg Jensen, L'Azurde, Paper Source, Sur La Table, Totes Isotoner
IVEST Consumer Partners	NA	M&M Food Shops, Spence Diamonds
JW Levin Management Partners	NA	Management and investment firm focused on consumer product and retail companies Operating partners including Jerry Levin and Steve Sadove all have product and retail operating experience
L Catterton	$2,750	Mizzen + Main, ba&sh, John Hardy, Sweaty Betty, 2XU, The Worth Collection (prior), Leslie's Pool Supplies, Hannah Anderson, Chopt, Noodles & Company, PatientPoint, Flywheel (prior), Build-A-Bear (prior), Bloomin Brands (prior), Equinox, Peloton
LGP	$9,600	Authentic Brands Group, Big 5 Sporting Goods (prior), BJ's Wholesale, Container Store, David's Bridal, Equinox Fitness, FTD Group (prior), Gart Sports (prior), J. Crew, Jo-Ann Stores, Lucky Brand, Neiman Marcus Group (prior), PETCO Animal Supplies (prior), Priscilla of Boston (prior), Rite-Aid Corporation (prior), Savers, Signet Jewelers, The Tire Rack, Topshop, Tourneau (prior), Varsity Brands (prior), Whole Foods (prior),
Marlin Equity Partners	$1,600	Furi (prior), My Fit Foods, Neff, Ronco (prior)
New Water	$406	GSC Technologies, KL Outdoor, Pride Family Brands, Worth Collection

35

POTENTIAL PRIVATE EQUITY BUYERS

PJ SOLOMON

Company	Fund Size ($ in mm)	Selected Portfolio Companies
SEARCHLIGHT	$1,900	Gymboree, Cengage Learning, Hunter, Roots, M&M Food Market
SUN CAPITAL PARTNERS, INC.	$2,100	Scotch & Soda, Shopko, Vince, Bonmarche, Rebecca Taylor, Parker, Windsor, Style Group Brands, Hanna Andersson (prior), Kellwood (prior)
SYCAMORE PARTNERS	$3,000	Hot Topic, The Jones Group, Belk, Mast Global Fashions, Talbots, Hot Topic, Coldwater Creek, Nine West, Staples, Torrid, Kurt Geiger
TA Associates	$5,300	5.11 (prior), Auto Palace (prior), And1 (prior) Car Toys (prior), Kiwoko, Dutch
Tengram Capital Partners	$320	ReVive, Earth Treks, Algenist, Cos Bar, Differential Brands, Zanella, Luciano Barbera, Tommie Copper, Active, Sequential Brands, Laura Geller (prior), Robert Graham (prior)
TOWERBROOK	$3,700	BevMo, GSE Group, HayFin, Kaporal Jeans, J.Jill, Monier Group, True Religion, Wilton Brands, Inc., Jimmy Choo (prior), Phase Eight

36

APPENDIX 37

SUPPLEMENTAL INFORMATION 38

COMMODORE OWNERSHIP

PJ SOLOMON

(Amounts in Thousands)

	Common Shares	% of Total		Restricted Securities (a)	Beneficial Ownership		% of Total	
Inside Owners (b)								
George Feldenkreis	1,702.6	10.9	%	64.5	1,767.1	(c)	11.0	%
Oscar Feldenkreis	1,052.6	6.7		123.2	1,175.8	(c)	7.3	
Fanny Hannono	376.9	2.4		14.8	391.7		2.4	
Stanley Silverstein	26.8	0.2		61.4	88.2		0.5	
John Voith Jr.	9.3	0.1		42.6	51.9		0.3	
Luis Perez	14.4	0.1		12.3	26.7		0.2	
Cory Shade	10.3	0.1		16.0	26.3		0.2	
Anita Britt	5.4	0.0		18.4	23.8		0.1	
Inside Ownership	3,198.4	20.4	%	353.3	3,551.7		22.1	%
Top 10 Institutions (d)								
BlackRock	2,058.2	13.1	%	--	2,058.2		12.8	%
Dimensional Fund Advisors	1,328.9	8.5		--	1,328.9		8.3	
Vanguard	706.1	4.5		--	706.1		4.4	
Northern Trust Global Investments	366.4	2.3		--	366.4		2.3	
Renaissance Technologies	357.4	2.3		--	357.4		2.2	
State Street	311.3	2.0		--	311.3		1.9	
J.P. Morgan Asset Management	310.6	2.0		--	310.6		1.9	
Bridgeway Capital Management	308.3	2.0		--	308.3		1.9	
Royce & Associates	246.2	1.6		--	246.2		1.5	
ClariVest	219.6	1.4		--	219.6		1.4	
Total Top 10 Institutions	6,212.9	39.6	%	--	6,212.9		38.7	%
Public and Other	6,279.7	40.0	%	--	6,279.7		39.1	%
Total Shares Outstanding (e)	15,691.0	100.0	%	353.3	16,044.3		100.0	%

(a) Includes restricted shares, exercisable options and RSU's held by current and former directors and executive officers.
(b) Source: Company's Proxy Statement dated May 08, 2017, 13-D dated February 7, 2018 and 13-G dated February 14, 2018.
(c) Includes 122,316 shared beneficial ownership for George Feldenkreis and 150,000 shared beneficial ownership for Oscar Feldenkreis.
(d) Source Bloomberg and Capital IQ.
(e) Source: Company management and public filings.

39

VO L U M E RANG E W EI G H T ED AV ER A G E PR I C E B Y 16 $10.00 < x < $15.00 $15.00 < x < $18.00 $18.00 < x < $20.00 $20.00 < x < $22.00 $22.00 < x < $24.00 $24.00 < x < $26.00 $26.00 < x < % of Total Volume: 0.0% 3.0% 33.9% 19.8% 20.1% 14.3% 8.0% 40 Source: Capital IQ as of February 28, 2018. 1 99 7 4 --Average Daily Volume (52-Week)90K Volume Per Price Range – Last 24 Months (in Millions)

S UM M ARY ANA LY S T EX P EC TAT I O NS IFS 29.00 874.9 882.2 59.2 63.8 2.12 2.29 2.66 Buy January 22, 2018 Sidoti & Company 29.00 877.7 902.1 NA NA 2.11 2.41 N/A Buy February 6, 2018 High $29.00 $877.7 $902.5 $60.8 $65.4 $2.18 $2.41 $2.66 Low 27.50 870.9 882.2 57.9 63.5 2.08 2.03 2.27 Management Guidance $2.07 - $2.17 41 Source: Wall Street Estimates as of February 28, 2018. Median 29.00 875.4 900.0 59.2 63.8 2.12 2.35 2.47 Keybanc Capital Markets NA 875.8 902.5 60.8 65.4 2.18 2.40 2.47 Hold November 30, 2017 Revenue Estimates for FY EBITDA Estimates for FY EPS Estimates for FY Company Price Target 2018E 2019E 2018E 2019E 2018E 2019E 2020E Rec. Date D. A. Davidson $27.50 $870.9 $897.8 $57.9 $63.5 $2.08 $2.03 $2.27 Hold February 7, 2018

WEIGHTED AVERAGE COST OF CAPITAL

PJ SOLOMON

Comparable Companies			
Name	Current Levered Beta (a)	Net Debt/ Market Equity (b)	Unlevered Beta (c)
Commodore	0.863	13.9%	0.781
Ralph Lauren Corporation	1.104	--	1.104
Delta Apparel, Inc.	0.696	76.9%	0.442
Hanesbrands Inc.	1.004	47.4%	0.741
Oxford Industries, Inc.	1.112	5.0%	1.072
PVH Corp.	0.893	24.4%	0.755
G-III Apparel Group, Ltd.	1.309	--	1.309
Mean (Excluding Commodore)	**1.020**	**25.6%**	**0.904**
Median (Excluding Commodore)	**1.054**	**14.7%**	**0.913**

Assumptions	
Risk Free Rate of Return (d)	2.88%
Historical Market Risk Premium (e)	6.94%
Size Premium (e) (f)	2.68%
Marginal Tax Rate (g)	25.00%

GDP / Inflation (h)	
Long-Term GDP Growth	2.00%
Long-Term Inflation Growth	2.00%

Commodore Observed Weighted Average Cost of Capital (i)

	Capital Structure		Cost of Equity			Cost of Debt		
Based on:	Net Debt/ Capital	Net Debt/ Equity	Unlevered Beta	Levered Beta (j)	Cost of Equity (k)	Before Tax	After Tax	WACC
Median Beta of Comps and Pro Forma D/E	12.2%	13.9%	0.913	1.009	12.6%	2.12%	1.59%	**11.2%**
Median Beta of Comps and D/E of Comps	12.8%	14.7%	0.913	1.014	12.6%	12.45%	9.33%	**12.2%**

(a) Source: Bloomberg 5-year adjusted weekly beta as reported on February 28, 2018.
(b) Assumes book value of debt approximates market value.
(c) Unlevered Beta = Levered Beta / {1+(Net Debt/Market Equity)*(1-Tax Rate)}.
(d) 10-year Treasury Note yield as of February 20, 2018.
(e) Source: Duff & Phelps 2017 Valuation Handbook.
(f) Size premium of 2.68% for companies with market capitalizations between \$263.7mm and \$567.8mm.
(g) Marginal tax rate based on Commodore estimation of future taxes.
(h) WACC = (Net Debt/Capital) * After-Tax Cost of Debt + (Equity/Capital) * Cost of Equity.
(i) Relevered Beta = Unlevered Beta * {1+(Net Debt/Equity)*(1-Tax Rate)}.
(j) Cost of Equity = Risk Free Rate + (Relevered Beta * Market Risk Premium) + Size Premium.
(k) Median Unlevered Beta of Comps.

42

P REM I UM SPAI D ANA LY S I S-S U M MA RY Share price premiums paid to target in selected transactions of $400 - $600 million over the last three years All Stock Combo Cash High Median Low 26.4% (2.1%) 22.9% 0.0% 59.8% 11.0% 28.0% (2.1%) All Stock Combo Cash High Median Low 36.0% (9.8%) 24.4% (9.8%) 27.1% 21.2% 37.4% (2.9%) Deal Points 41 5 3 33 Source: FactSet. Transactions of $400 - 600mm in Enterprise Value with United States targets from February 2015 – February 2018, in which at least 50% stake was acquired. Excludes Finance, Brokerage, Insurance and Real Estate industries. Note: Excludes transactions where cash consideration was below $1.00 per share. 43 174.0% 50.4% 41.2% 174.0% 30-Day Premium 155.8% 44.6% 82.1% 155.8% One-Day Premium

PREMIUM PAID ANALYSIS

PJ SOLOMON

Premiums paid to target share price in selected transactions of $400 - $600 million over the last three years

Announce Date	Target	Acquirer	% Cash	Enterprise Value	Premiums One Day	Premiums 30 Days
Sep-16	Accuride Corp.	Crestview LLC	100.0%	$412	52.7%	101.6%
May-17	Angie's List, Inc.	IAC/InterActiveCorp.	0.4%	552	44.6%	50.4%
Sep-16	Apigee Corp.	Google, Inc.	100.0%	472	6.5%	40.5%
Nov-17	Bazaarvoice, Inc.	Marlin Management Co. LLC	100.0%	409	14.6%	11.1%
May-16	Blue Bird Corp.	American Securities LLC	100.0%	424	(2.1%)	(2.9%)
Nov-16	Blue Nile, Inc.	Bain Capital Private Equity LP	100.0%	438	33.9%	15.0%
Jan-18	Cascadian Therapeutics, Inc.	Seattle Genetics, Inc.	100.0%	426	69.5%	174.0%
Aug-15	Dot Hill Systems Corp.	Seagate Technology Plc	100.0%	559	79.2%	60.4%
May-15	Eagle Rock Energy Partners LP	Vanguard Natural Resources LLC	--	544	22.9%	24.4%
Feb-15	Emulex Corp.	Avago Technologies Ltd.	100.0%	541	26.4%	37.9%
Oct-16	Everyday Health, Inc.	Ziff Davis LLC	100.0%	447	28.0%	40.4%
Mar-17	Exar Corp.	MaxLinear, Inc.	100.0%	443	22.4%	16.6%
Feb-18	Fogo de Chão, Inc.	Rhône Capital LLC	100.0%	553	25.5%	27.5%
Jul-16	Imprivata, Inc.	Thoma Bravo LLC	100.0%	443	32.8%	41.6%
Feb-18	Layne Christensen Co.	Granite Construction, Inc.	--	462	28.5%	26.5%
Dec-16	Lionbridge Technologies, Inc.	H.I.G. Capital LLC	100.0%	430	3.2%	19.8%
Feb-17	LMI Aerospace, Inc.	Sonaca USA, Inc.	100.0%	429	52.3%	53.2%
Apr-15	LRR Energy LP	Vanguard Natural Resources LLC	--	487	11.0%	10.1%
Mar-15	Mavenir Systems, Inc.	Mitel Networks Corp.	63.2%	480	20.1%	41.2%
Mar-15	Norcraft Cos., Inc.	Fortune Brands Home & Security, Inc.	100.0%	570	11.4%	22.1%
Aug-15	NTELOS Holdings Corp.	Shenandoah Telecommunications Co.	100.0%	582	25.3%	77.5%
May-17	Nutraceutical International Corp.	HGGC LLC	100.0%	417	49.3%	35.9%
Sep-17	NYX Gaming Group Ltd.	Bally Gaming International, Inc	100.0%	501	112.3%	67.4%
Oct-17	Omega Protein Corp.	Cooke, Inc.	100.0%	474	32.5%	37.5%
May-16	Opower, Inc.	Oracle Corp.	100.0%	491	30.4%	53.7%
May-17	Penntex Midstream Partners LP	Energy Transfer Partners LP	100.0%	563	18.0%	16.0%
Feb-16	PowerSecure International, Inc.	The Southern Co.	100.0%	422	79.8%	54.6%
May-15	Rally Software Development Corp.	CA, Inc.	100.0%	432	42.9%	26.1%
Nov-15	RealD, Inc.	Rizvi Traverse Management LLC	100.0%	525	4.1%	18.7%
Apr-15	Ridley, Inc.	Alltech, Inc.	100.0%	419	21.1%	29.6%
Feb-18	SandRidge Energy, Inc.	Midstates Petroleum Co., Inc.	--	518	0.0%	(9.8%)
Feb-16	SciClone Pharmaceuticals, Inc.	Bank of China Group Investment Ltd	100.0%	469	22.9%	36.0%
Jul-17	ShoreTel, Inc.	Mitel Networks Corp.	100.0%	403	28.2%	24.0%
Nov-15	TeleCommunication Systems, Inc.	Comtech Telecommunications Corp.	100.0%	405	13.9%	37.4%
Nov-16	TubeMogul, Inc.	Tiger Acquisition Corp.	100.0%	446	82.1%	41.6%
Feb-17	Ultratech, Inc.	Veeco Instruments, Inc.	75.9%	515	10.4%	21.2%
Nov-16	Universal American Corp.	WellCare Health Plans, Inc.	100.0%	462	12.5%	30.0%
Sep-16	Vitae Pharmaceuticals, Inc.	Allergan Plc	100.0%	528	155.8%	96.1%
May-17	Xactly Corp.	Vista Equity Partners Management LLC	100.0%	473	16.8%	36.1%
May-16	XenoPort, Inc.	Arbor Pharmaceuticals LLC	100.0%	439	59.8%	46.5%
Aug-15	Yodlee, Inc.	Envestnet, Inc.	57.1%	513	50.1%	27.1%

Source: FactSet. Transactions of $400-600mm in Enterprise Value with United States targets from February 2015 – February 2018, in which at least 50% stake was acquired. Excludes Finance, Brokerage, Insurance and Real Estate industries.
Note: Excludes transactions where cash consideration was below $1.00 per share.

44

PROCESS SUMMARY

PJ SOLOMON

Key Steps	
October 24, 2017	Board of Commodore forms Special Committee to oversee and provide instruction to Oscar Feldenkreis in his capacity as CEO
February 6, 2018	George Feldenkreis releases letter to the Board of Commodore
February 7, 2018	George Feldenkreis Schedule 13-D filed
February 13, 2018	Special Committee's authority is expanded to address George Feldenkreis' letter and filing
February 22, 2018	Commodore Special Committee engages PJ SOLOMON as strategic advisor; PJ SOLOMON signs NDA with Commodore
February 22, 2018	PJ SOLOMON, Bruce Klatsky and David Scheiner meet with Oscar Feldenkreis, Jorge Narino, Tricia Thompkins and Kevin Flint to discuss Commodore performance, operations, risks and growth initiatives
February 23, 2018	PJ SOLOMON debriefs the Special Committee on the February 22nd meeting with Management
February 26, 2018	Commodore press release announcing PJ SOLOMON, Paul Weiss and Akerman as strategic advisors
March 3, 2018	PJ SOLOMON presents strategic alternatives to the Special Committee
March 10, 2018	Requested response deadline in George Feldenkreis letter
March 15, 2018	Advance notice window closes
March 22, 2018 (a)	Year-end earnings release
June 13, 2018 (a)	Anticipated date of annual meeting

(a) Date has not been finalized.

45

ADDITIONAL BUYER INFORMATION 46

POTENTIAL STRATEGIC BUYERS

PJ SOLOMON

North America

Company	Financials ($mm)	Commentary / Rationale
G-III *New York, NY*	Market Cap $1,820 · Sales $2,695 E.V. 2,479 · EBITDA 174 Cash 68 · EV/EBITDA 14.2 x Debt 727 · Debt/EBITDA 4.2 x	▪ Designs, manufactures and markets men's and women's apparel and accessories through two segments: Wholesale Operations and Retail Operations ▪ Sells products through department, specialty and mass merchant retail stores as well as through ~400 leased retail stores and online ▪ Sells various products and accessories under the Vilebrequin, DKNY, Andrew Marc and Calvin Klein brands, among others ▪ Accessory categories include women's handbags, small leather goods, hats / scarves and luggage ▪ Recently acquired Donna Karan from LVMH for $650mm
KELLWOOD COMPANY *City of Industry, CA*	▪ Subsidiary of One World Star	▪ Kellwood Company is a leading designer, manufacturer and marketer of apparel for women, girls and juniors ▪ Portfolio includes Jolt, Rewind, Mason & Belle, My Michelle, Democracy, Briggs, reCreation, Jax and Sangria brands ▪ Acquired from Sun Capital Partners in December 2016 by One World Star, a Chinese acquirer, for an undisclosed amount
KOMAR *Jersey City, NJ*	▪ Consolidated sales of ~$900M ▪ Private	▪ Industry leader across a diverse range of retail categories including sleepwear, intimates, kids and layering ▪ Global organization with network of factories in 12 countries and distribution centers in US and Europe ▪ Represents ~100 lifestyle brands through both owned and licensed brands ▪ Owned brands include Layla, Aria, Jane & Bleecker, DreamFit, Saint Eve, peas & carrots, Pampered Princes, Cuddl Duds and ClimateSmart ▪ Licensed sleepwear brands include Nautica, Kate Spade, Jockey and Tommy Bahama ▪ Owned by Charlie Komar and Family
RANDA ACCESSORIES *New York, NY*	▪ Consolidated sales of ~$800M ▪ Private	▪ Manufacturers, distributes and markets handbags, accessories, jewelry and other small leather goods ▪ Founder's family had been in the neckwear business since 1910 ▪ Operates 20 offices across 12 countries; employs 4,600 employees globally ▪ Produces and distributes products under license for many brands including Levi's, Dockers, Kenneth Cole, Tommy Hilfiger, Cole Haan, Jones New York, Geoffrey Beene and Nautica ▪ Randa also owns and markets several brands including Trafalgar Luxury Goods, Swank, Travel Gear, Countess Mara and Wembley ▪ Owned by Jeff Spiegel and Family

Source: Capital IQ as of February 28, 2018 and publicly available information.

47

POTENTIAL STRATEGIC BUYERS

Licensing

Company	Financials ($mm)	Commentary / Rationale
AUTHENTIC BRANDS GROUP *New York, NY*	• $5 billion sales at retail in 2015 • Filed for confidential IPO (11/28/15) • Pulled IPO and sold minority stake to Lion Capital in 2016; subsequently sold stake to General Atlantic in 2017	• Brand development, marketing and entertainment company focusing on owning, managing and elevating the long-term value of a portfolio of brands in fashion, sports and entertainment • Portfolio brands include Frye, Thalia, Aeropostale, Spyder, Jones New York, Vision Streetwear, Taryn Rose, Prince, Ektelon, Hind, Misook and Zip Brands • Owned by Leonard Green & Partners and Lion Capital • Highly experienced with a variety of global apparel and retail brands • General Atlantic announced an investment in ABG in October 2017 with the goal of helping ABG accelerate its efforts to add to its portfolio of brands
BLUESTAR ALLIANCE *New York, NY*	• $2 billion sales at retail, rising from $1.5 billion in 2016 • Over 200 licensees distributing product worldwide	• Brand development and licensing company with a portfolio spanning apparel and accessories • Portfolio brands include bebe, kensie, Catherine Malandrino, Limited Too, joan vass, English Laundry and Larry Levine • Actively seeking acquisitions (last acquisition in June 2016)
MARQUEE BRANDS *New York, NY*	• $350M Fund backed by Neuberger Berman	• Invested in brands including Bruno Magli, Ben Sherman and Body Glove • Recently announced deal to purchase IP assets following bankruptcy of BCBG Max Azria Group (jointly with Global Brands Group as operating partner) • Fund managed by Samuel Porat, Zachary Sigel, Michael DeVirglio and group of executives formerly working at Iconix Brand Group

Source: Capital IQ as of February 28, 2018 and publicly available information.

48

POTENTIAL STRATEGIC BUYERS

PJ SOLOMON

International

Company	Financials ($mm)	Commentary / Rationale
DELTA GALIL INDUSTRIES LTD. *Caesarea, Israel*	Market Cap $838 · Sales $1,368 EV. 982 · EBITDA 114 Cash 137 · EV/EBITDA 8.6 x Debt 280 · Debt/EBITDA 2.5 x	• Manufactures, markets and sells intimate apparel, socks, baby clothing and leisurewear to mass market and mid-market under private labels and other brands • Owned brands include 7 For All Mankind, Splendid, Ella Moss, Schiesser, Delta Israel, Karen Neuburger, P.J. Salvage, FIX and LittleMissMatched • Focused on expanding US market presence • Has historically been acquisitive
山东如意科技集团 SHANDONG RUYI TECHNOLOGY GROUP *Jining, China*	• Operates 3,000 points of sale in Asia-Pacific with over 30,000 employees	• Textile and Garment conglomerate based in China with international operations • Operates the two largest comprehensive textiles and garment industry chains in the world with its fully-integrated value chain consisting of 13 industrial parks • Engages in textile offerings from raw materials cultivation and processing to the design and sale of brands and apparel • Has over 20 subsidiaries with 2 listed in China and Japan respectively • Acquired a majority stake in luxury shoe company Bally International on February 9, 2018 for an undisclosed sum • Acquired a majority stake in Trinity, a men's apparel company based in Hong Kong in November 2017 for $285 million • Acquired advanced textiles business Invista, which controls the Lycra brand, for $2 billion in October 2017 • Acquired SMCP, the French firm behind Sandro, Maje and Claudie Pierlot for ~$1.5 billion in March 2016

Source: Capital IQ as of February 28, 2018 and publicly available information.

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DI S CL AI M E R This presentation has been prepared by PJ SOLOMON (“SOLOMON”) from materials and information supplied (whether orally or in writing) by Perry Ellis International, Inc. (“Commodore” or the “Company”) and other sources. This presentation is for discussion purposes only and is incomplete without reference to, and should be viewed in conjunction with, the oral briefing as well as the qualifications, limitations and assumptions in the letter provided by SOLOMON. This presentation includes certain statements, estimates and projections provided by the Company with respect to the historical and anticipated future performance of the Company. Such statements, estimates and projections contain or are based on significant assumptions and subjective judgments made by the Company’s management. These assumptions and judgments may or may not be correct, and there can be no assurance that any projected results are attainable or will be realized. SOLOMON has not attempted to verify any such statements, estimates and projections, and as such SOLOMON makes no representation or warranty as to, and assumes no responsibility for, their accuracy or completeness and for the effect which any such inaccuracy or incompleteness may have on the results or judgments contained in this presentation. Except where otherwise indicated, this analysis speaks as of the date hereof. Under no circumstances should the delivery of this document imply that the analysis would be the same if made as of any other date. This presentation and the information contained herein do not constitute an offer to sell or the solicitation of an offer to buy any security, commodity or instrument or related derivative, nor do they constitute an offer or commitment to lend, syndicate or arrange a financing, underwrite or purchase or act as an agent or advisor or in any other capacity with respect to any transaction, or commit capital, or to participate in any trading strategies, and do not constitute legal, regulatory, accounting or tax advice to the recipient. We recommend that the recipient seek independent third party legal, regulatory, accounting and tax advice regarding the contents of this presentation. This presentation is not a research report and was not prepared by the research department of SOLOMON or any of its affiliates. THIS PRESENTATION HAS BEEN ISSUED FOR THE INFORMATION AND ASSISTANCE OF THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY. IT IS NOT INTENDED TO BE USED OR RELIED UPON, AND SHOULD NOT AND CANNOT BE USED OR RELIED UPON, BY ANY OTHER PERSON. THIS PRESENTATION IS CONFIDENTIAL AND SHOULD NOT, WITHOUT PRIOR WRITTEN CONSENT OF SOLOMON, BE COPIED OR MADE AVAILABLE TO ANY PERSON OTHER THAN THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY. SOLOMON SHALL NOT HAVE LIABILITY, WHETHER DIRECT OR INDIRECT, IN CONTRACT OR TORT OR OTHERWISE, TO ANY PERSON IN CONNECTION WITH THIS PRESENTATION. 50